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                   AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                         OF

                           HOUSTON INTERWEB DESIGN, INC.

     Houston Interweb Design, Inc., pursuant to the provisions of Article 4.07 of the Texas Business Corporations Act, adopts these Amended and Restated Articles of Incorporation, which accurately copy the Articles of Incorporation and all amendments in effect to date. The Articles of Incorporation, as restated and amended by these restated Articles of Incorporation are set forth below and contain no other changes in any provision.

     The following amendments and additions to the Articles of Incorporation were adopted by the majority shareholders who voted in favor of the adoption on 1st day of August, 1998. The number of outstanding shares on said date was 92,600, and all 92,600 voted in favor of the adoption.

     The amendment alters Article Four Section 4.1 of the original Articles of Incorporation to read as follows:

                              ARTICLE FOUR SECTION 4.1

     The total number of shares of capital stock that the corporation shall have authority to issue is fifty million (50,000,000), all of which are to be common stock with no par value.

     The amendment alters Article Six of the original Articles of Incorporation as follows:

                                    ARTICLE SIX

     No director of the Corporation shall be liable to the Corporation or its shareholders or members for monetary damages for any act or omission in such director's capacity as a director, except for (i) a breach of such director's duty of loyalty to the Corporation or its shareholders or members; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation, or an act or omission that involves intentional misconduct or knowing violation of the law; (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

     The amendment alters Article Eight of the original Articles of Incorporation to read as follows:

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                                   ARTICLE EIGHT

     The street address of the registered office of the corporation is 1770 St. James Place, Suite 420, Houston, Harris County, Texas, 77056, and the name of the registered agent at that address is Harry L. White.

     The amendment adds Article Eleven to the original Articles of Incorporation to read as follows:

                                   ARTICLE ELEVEN

     The Corporation shall indemnify all current and former directors and officers of the Corporation to the fullest extent of the applicable law, including, without limitation, Article 2.02 - 1 of the Texas Business Corporation Act.


                             ARTICLES OF INCORPORATION

                                         OF

                           HOUSTON INTERWEB DESIGN, INC.

                                     ARTICLE I

     The name of the corporation is HOUSTON INTERWEB DESIGN, INC.

                                     ARTICLE II

     The period of duration of the corporation is perpetual.

                                    ARTICLE III

     The purpose for which the corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act ("TBCA").

                                     ARTICLE IV

     Section 4.1 The total number of shares of capital stock that the corporation shall have authority to issue is fifty million
     (50,000,000), all of which are to be common stock with no par value.

     Section 4.2 VOTING RIGHTS. Each share has one vote on each matter on which the share is entitled to vote.

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     Section 4.3 DENIAL OF PREEMPTIVE RIGHTS.  No shareholder or other person shall have any preemptive right whatsoever to acquire additional, unissued or treasury shares of the corporation, or securities of the corporation convertible into or carrying a right to subscribe to or acquire shares, or any other securities or property whatsoever.

     Section 4.4 CUMULATIVE VOTING. Cumulative voting shall not be permitted.

                                     ARTICLE V

     Section 5.1 VOTING REQUIREMENT. With respect to any matter for which the affirmative vote of the holders of a specified portion of the shares of the corporation entitled to vote is required by the TBCA, the affirmative vote of the holders of a majority of the shares of the corporation entitled to vote on the matter shall be the act of the shareholders.

     Section 5.2 QUORUM REQUIREMENT. The holders of at least a majority of the shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders of the corporation.

     Section 5.3 WRITTEN CONSENTS. Any action required by the TBCA to be taken at any annual meeting or special meeting of shareholders, or any action that may be taken at an annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                                     ARTICLE VI

     No director of the Corporation shall be liable to the Corporation or its shareholders or members for monetary damages for any act or omission in such director's capacity as a director, except for (i) a breach of such director's duty of loyalty to the Corporation or its shareholders or members; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation, or an act or omission that involves intentional misconduct or knowing violation of the law; (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

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                                    ARTICLE VII

     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of one thousand dollars ($1,000), consisting of money, labor done or property actually received.

                                    ARTICLE VIII

     The street address of the registered office of the corporation is 1770 St. James Place, Suite 420, Houston, Harris County, Texas, 77056, and the name of the registered agent at that address is Harry L. White.

                                     ARTICLE IX

     The number of directors of the corporation shall be fixed as determined by the Bylaws, but shall not be less than one (1). The number of directors constituting the initial board of directors is one
     (1), and the name and address of the person who is to serve as a director until the first annual meeting of the shareholders or until his successors are elected and qualified are:


          Name                          Address
          ----                          -------
          Harry L. White                2504 Sawyer
                                        Seabrook, Texas 77586

                                 ARTICLE X

     The name and address of the incorporator is Lee A. Magness, 1709 Pine Village, Houston, Texas 77080.

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                                     ARTICLE XI

          The Corporation shall indemnify all current and former directors and officers of the Corporation to the fullest extent of the applicable law, including, without limitation, Article 2.02 - 1 of the Texas Business Corporation Act.

     IN WITNESS WHEREOF, I have hereunto set my hand this 1st day of August, 1998.



                                       HOUSTON INTERWEB DESIGN, INC.



                                       By: /s/ HARRY L. WHITE
                                          -----------------------------------
                                           HARRY L. WHITE
                                           Its President